SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information included at Item 5.02 below describing the Separation Agreement and General Release and the Consulting Agreement entered into by ClearSign Combustion Corporation (the “Company”) and James N. Harmon is incorporated herein to the extent required by this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 11, 2017 (the “Effective Date”), James N. Harmon, the Company’s Chief Financial Officer, Treasurer, and Secretary, resigned from his positions to pursue other interests.

On the Effective Date, Brian G. Fike, the Company’s Controller, was appointed as interim Chief Financial Officer, interim Treasurer and interim Secretary until a permanent successor is appointed. There is no family relationship between Mr. Fike and the Company’s officers and directors. Other than as described herein, Mr. Fike and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Fike, age 48, was appointed as the Company’s Controller in January 2016. Prior to joining the Company, from March 2001 to January 2016 Mr. Fike was employed by Darigold, Inc., a $2.3 billion dairy manufacturing co-op of 500 member farmers, where he successively held the positions of Plant Controller, Accounting and Finance Manager, Strategy Manager and Regional Controller. Prior to his career at Darigold, Mr. Fike held similar positions in the specialty foods and industrial automation industries. Mr. Fike also served eight years in the U.S. Naval Reserve. Mr. Fike holds a BBA in Accountancy from Boise State University and an MBA from the University of Washington.

As compensation for the services he will provide, Mr. Fike will be paid annual compensation in the amount of $120,000.

In conjunction with his resignation, Mr. Harmon and the Company entered into a Separation Agreement and General Release. In exchange for the Company’s waiver of its right to repurchase 20,833 shares of common stock granted to Mr. Harmon on February 10, 2017, Mr. Harmon released the Company from any and all claims arising from or relating to his employment with the Company or the termination thereof, among other matters.

Mr. Harmon and the Company also entered into a Consulting Agreement on the Effective Date. Pursuant to the Consulting Agreement, Mr. Harmon has agreed to provide services to the Company, when and as needed, until April 30, 2018. Mr. Harmon will be compensated at the rate of $200 per hour for the services provided.

The above descriptions of the Separation Agreement and General Release and the Consulting Agreement are qualified in their entirety by the full text of those documents, which are attached as exhibits to this Current Report and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 11, 2017 the Company issued a press release announcing the results for the quarter ended March 31, 2017 and disclosing Mr. Harmon’s resignation. The press release is included as Exhibit 99.1 to this Current Report and is incorporated by reference in its entirety into this Item 7.01.

The press release is furnished under this Item 7.01 and shall not be deemed filed with the U.S. Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the press release shall not be incorporated by reference into any filing the Company makes regardless of general incorporation language in the filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit 10.1 Separation Agreement and General Release dated May 11, 2017

Exhibit 10.2 Consulting Agreement dated May 11, 2017

Exhibit 99.1 Press Release issued May 11, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 11, 2017

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ Stephen E. Pirnat
Stephen E. Pirnat
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Separation Agreement and General Release dated May 11, 2017
Exhibit 10.2	Consulting Agreement dated May 11, 2017
Exhibit 99.1	Press Release issued May 11, 2017